Continuation Sheet

                                     Form 4

                  Statement of Changes in Beneficial Ownership


Explanation of Responses:

Exhibit 99
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     Includes shares of common stock, par value $0.01 per share ("Common
     Stock"), held by Warburg Pincus Private Equity VIII, L.P. ("WP VIII") and three affiliated partnerships (the "WP VIII Group"). Warburg Pincus & Co. ("WP") is the sole general partner of each of the partnerships of the WP VIII Group. Warburg Pincus LLC ("WP LLC") manages each of the partnerships of the WP VIII Group. By reason of the provisions of Rule 16a-1 of the Exchange Act, WP and WP LLC may be deemed to be the beneficial owners of the Common Stock held by WP VIII, although both WP and WP LLC disclaim beneficial ownership of the Common Stock except to the extent of any indirect pecuniary interest therein. Joel Ackerman and David J. Wenstrup, each a director of Medical Staffing Network Holdings, Inc., are managing directors and members of WP LLC and general partners of WP. Messrs. Ackerman and Wenstrup may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the WP VIII Group. Messrs. Ackerman and Wenstrup disclaim beneficial ownership of the shares held by these entities except to the extent of any indirect pecuniary interest therein.

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Warburg Pincus Private Equity VIII, L.P.
466 Lexington Avenue
New York, New York 10017
Medical Staffing Network Holdings, Inc. (MRN)
May 19, 2004


1.   Name:     Warburg Pincus & Co. (General Partner)
     Address:  466 Lexington Avenue
               New York, New York  10017

2.   Name:     Warburg Pincus LLC (Manager)
     Address:  466 Lexington Avenue
               New York, New York  10017


Designated Filer:             Warburg Pincus Private Equity VIII, L.P.
Issuer  & Ticker Symbol:      Medical Staffing Network Holdings, Inc. (MRN)
Period Covered By Form:       May 19, 2004

Warburg Pincus Private Equity VIII, L.P.
466 Lexington Avenue
New York, New York 10017
Medical Staffing Network Holdings, Inc. (MRN)
May 19, 2004


                              WARBURG PINCUS & CO.

                              By: /s/ Scott A. Arenare                  5/21/04
                                  ------------------------------       ---------
                              Name:  Scott A. Arenare                     Date
                              Title: Partner


                              WARBURG PINCUS LLC

                              By: /s/ Scott A. Arenare                  5/21/04
                                  ------------------------------       ---------
                              Name:  Scott A. Arenare                     Date
                              Title: Member